Exhibit 10.3

Product Cooperative Sales Contract

This contract is signed by the following parties in Futian District, Shenzhen on March 3, 2023:

Party A: Qilun Culture (Shenzhen) Group Co., Ltd

Unified Social Credit Code: 91440300MA5GM3C3X3

Legal Representative: Ruowen Li

Legal Address: 2201, Modern Business Building, 3038 Jintian Road, Gangxia Community, Futian Street, Futian District, Shenzhen

Party B: Shenzhen Yuanheng Culture and Art Creative Co., Ltd

Unified Social Credit Code:91440300MA5H1DYF1Y

Legal Representative: Jingxia Yang

Legal Address:1905 Pengrunda Commercial Plaza, No. 3368, Houhaibin Road, Haizhu Community, Yuehai Street, Nanshan District, Shenzhen

WHEREAS:

1. As the governing unit of the China Association for the Promotion of Traditional Culture, Party A, with “Qilun Culture Laozi Research Institute, Jixiang Art and Cultural Creation, Oriental Dream and Strategy Research Institute, and Book Planning and Distribution and Sales” as its four core businesses, is committed to the combination of domestic and foreign cultural communication and sophisticated technology, leading and promoting the development of cultural complex industries.

2. Party B shall enter into the following contractual terms and conditions for the cooperation in the sale of Party A’s cultural and creative products and original works of calligraphy and painting, for the purpose of joint compliance.

Based on the principles of voluntariness, equality, mutual benefit, honesty and credit, and after full and friendly negotiation, Party B enters into the following contractual terms and conditions for the cooperation in the sale of Party A’s cultural and creative products and original works of calligraphy and painting, so as to jointly abide by and perform.

Article I: Cooperation Mode

1. Party A has many original works of calligraphy and painting and other cultural and creative works, and Party B has rich experience in cooperative sales. Now Party B, as the cooperative seller of Party A, completes the cooperative sales of the aforementioned products.

Article II：Cooperative Sales of Products

Party B cooperates in selling Party A’s cultural and creative products, original works of calligraphy and painting, including but not limited to:

1. Original works of calligraphy and painting and cultural and creative products;

2. During the validity of the contract, Party A will launch other new cultural and creative products and original works of calligraphy and painting.

3. Products purchased by Party B at Party A’s venue.

Article III：Cooperative Authority

1. Party A authorizes the cooperative seller of Party B to be non-exclusive, and Party A can cooperate with other parties to sell or set up another dealer at the same time.

2. Party B’s cooperation behavior shall comply with the relevant provisions of national laws and regulations, and comply with Party A’s current and effective policies on the management of partners, as amended and added from time to time.

3. When Party B cooperates in the sale and operation of Party A’s products, it must prohibit the operation of other similar products that have a competitive impact on Party A. Otherwise, Party A has the right to hold Party B liable for breach of contract.

4. As a subordinate enterprise of Shenzhen Chaxin Community Cultural and Creative Development Co., Ltd., Party B shall comply with the relevant regulations of Shenzhen Chaxin Community Cultural and Creative Development Co., Ltd. on its management.

Article IV：Term of Cooperation

1. The cooperation term of this contract is one year, from March 3, 2023 to March 2, 2024. Both parties can terminate or renew the contract in advance according to the agreement of this contract.

2. If Party B requests to renew this contract, it shall submit a written request to Party A at least one month before the expiration of this contract. If Party A agrees, it shall sign a renewal contract with Party B.

3. Party A and Party B agree that when the term of this contract expires, Party B can renew the contract if it meets the following conditions:

(1) It has performed its obligations under this contract well and has not committed any major breach of contract;

(2) Party A has paid all its due amount.

Article V：Price of Cooperative Sales Goods

1. Cooperative selling price: It shall be implemented in accordance with the price management policy of cooperative sellers issued by Party A. Party A has the right to adjust the price of cooperative selling goods at any time, and Party B shall comply with and actively cooperate with it. The pricing right and explaining the price of cooperative selling belongs to Party A.

2. Sales price: Party B shall cooperate to sell products at the retail price specified by Party A. Party B shall not arbitrarily adjust the sales price of products specified by Party A or increase the price in disguised form by charging other fees. If Party B needs to adjust the sales price, it shall obtain Party A’s consent in advance.

Article VI：Sales Service Fee

1. The sales service fee of Party B is based on the actual amount of payment received by Party A, and the charging percentage is as follows: 7% (including tax).

2. The sales service fee is only calculated according to the amount of the product or service; Additional expenses, such as packaging, transportation, insurance, etc., are not included in Party B’s sales service fee.

3. The sales service fee shall be calculated and paid according to the transaction currency.

4. Party A shall send the sales statement of Party B’s company for the last month before the fifth day of each month. Party B shall issue a compliance invoice according to the calculated sales service fee amount. Party A shall pay the sales service fee within 10 working days after receiving the compliance invoice issued by Party B.

5. Party B’s designated payment received account is as follows:

Account Name: Shenzhen Yuanheng Culture and Art Creative Co., Ltd

Opening Bank：Shenzhen Haide Branch of Agricultural Bank of China

Account Number：4100 9900 0400 00244

6. If Party A does not accept the inquiry or order introduced by Party B, there will be no sales service fee. If the order contract introduced by Party B has been terminated, Party B has no sales service fee.

Article VII：Business Report

1. Party B shall accept customers’ opinions and complaints on products and services, and notify Party A in time to pay attention to Party A’s immediate interests.

2. Party B shall try its best to provide Party A with information on the market and competition of the goods, and send a work report to Party A every month.

Article VIII：Promotion, Publicity and Advertising

1. As the cooperative seller of Party A, Party B shall collect information legally and legally, win customers and try its best to promote the sales of products.

2. Party A shall implement the product advertising plan and release advertisements by formulating the overall advertising plan and other regulations; Party B shall publish commercial advertisements and carry out sales activities according to Party A’s requirements.

3. Party B has the obligation to promote and sell products through advertising activities, and bear the advertising and publicity expenses according to Party A’s requirements.

4. Party B shall implement Party A’s requirements for advertising activities and shall not publish advertisements in violation of regulations.

5. Party B may plan and implement advertising or promotional activities by itself, but it must obtain the prior written consent of Party A and carry out under the guidance of Party A.

Article IX：Purchase and Sales

1. When Party B purchases products, it shall pay the full amount of the goods before the delivery.

2. Party A designated the following account as the payment received account:

Account Name： Qilun Culture (Shenzhen) Group Co., Ltd

Opening Bank： Bank of China Limited Shenzhen Central District Sub-branch

Account Number：771874623995

For Party A’s physical products, Party A shall deliver the goods after receiving the full payment from Party B, and the place of delivery is Party B’s location. Party A can deliver goods on behalf of Party B, and Party B shall bear the freight. The delivery method shall be determined by Party B. Party A will send the shipping documents to Party B after delivery. The shipping time shall be subject to the time indicated on the shipping documents.

3. Party B or the consignee designated by Party B shall inspect the quality of the products on the day of receiving the goods. If the quality and packaging of the products do not meet the quality standards, or the products have quality problems, Party B shall immediately raise the issue after receiving the goods. If the issue is not raised within the time limit, it shall be deemed that Party B has recognized the quality of the goods delivered by Party A.

4. If the product has quality problems, it can be replaced with products of the same price after being confirmed by Party A.

Article X：Supervision, Training and After-sales Service

1. Party A has the right to coach, inspect, supervise and assess Party B’s business activities regularly or irregularly. Party B shall follow the suggestions and guidance of Party A in the business process.

2. Party B shall keep complete and accurate transaction records and submit to Party A the actual situation of the total cooperative sales of the previous month, including the customer information table, before the 10th of each month.

3. During the term of this contract, Party A shall provide business training to Party B or its designated personnel to undertake management responsibilities every year. The training expenses shall be borne by Party A, but the travel expenses of the trainees shall be borne by themselves.

4. During the term of this contract, Party A shall continue to provide Party B with marketing, service or technical guidance necessary for the operation, and provide necessary assistance to Party B.

Article XI：Intellectual Property

1. The ownership of trademarks (trade names, logos), patents, copyrights, trade secrets (including but not limited to online customer information, etc.) of Party A’s products within the scope of this contract shall be owned by Party A. Party B shall have the right to license the use within the scope of cooperative sales and operation as agreed in this contract.

2. Except for the scope agreed in this contract, Party B shall not have any other infringement of trademarks (trade names, logos), patents, copyrights, trade secrets, etc. owned by Party A.

3. Party B shall regularly inspect the market. If any third party violates the intellectual property rights of Party A or any illegal act detrimental to the interests of Party A is found, Party B shall report to Party A according to the facts. Party B shall try its best and help Party A to protect it from such acts according to Party A’s instructions.

4. Party B shall not compete with Party A or help others compete with Party A, nor shall Party B manufacture products for cooperative sale or similar products for cooperative sale, nor shall it profit from any enterprise competing with Party A. At the same time, Party B shall not cooperate or sell any products that are the same or similar (whether new or old) to the products sold in cooperation.

5. Within 2 years after the termination of this contract, Party B cannot produce and sell similar products to compete, and within 2 years after the termination of this contract, Party B cannot cooperate to sell other similar products to compete.

6. All product designs and descriptions belong to Party A, and Party B shall return them to Party A upon termination of the contract.

Article XII：Contract Assignment

1. During the term of this contract, Party B shall independently operate the cooperative sales business, and it is prohibited to transfer all or part of the cooperative sales business to a third party for operation and management by contract, lease, commission, or any other means.

2. During the term of cooperative sales, Party B agrees that Party A has the right to transfer all the rights and obligations of this contract to the third party designated by Party A, or terminate this contract, and Party B and the third party designated by Party A sign a cooperative sales agreement again. If the cooperative sales agreement is re-signed, the original cooperative sales agreement will be invalid and Party A will take it back.

Article XIII：Contract Change

1. In order to meet the needs of market competition, Party A has the right to make appropriate changes to this contract, but the changes must be in good faith and reasonable, and must not conflict with the contents of the main contract and the subsidiary agreement (if any) in the annex to the contract.

2. Party B shall implement the change according to Party A’s regulations and report the implementation to Party A in time.

3. When the contract expires and is renewed, Party A has the right to replace this contract with the newly formulated cooperative sales contract. The revision of this contract shall be based on the principles of reasonableness and good faith, and the newly formulated cooperative sales contract text shall be applicable to all cooperative sellers.

Article XIV：Contract Termination

1. This contract is terminated due to the following circumstances:

(1) Upon expiration of the contract term, both parties will not renew this contract;

(2) Both parties terminate this contract through written agreement;

(3) The purpose of the contract cannot be realized due to force majeure;

(4) Before the expiration of the term of the contract, one of the parties clearly indicated or indicated by its own behavior that it would not perform the main obligations of the contract;

(5) Either party delays in performing the main obligations of the contract and fails to perform within a reasonable time after being urged;

(6) The purpose of the contract cannot be realized due to other breach or illegal acts of the parties;

(7) One party declares bankruptcy or dissolution;

(8) The court, government and other administrative actions require the cooperative seller to terminate its business;

2. After the termination of this contract, Party B shall immediately stop using any logo and intellectual property of Party A related to cooperative sales.

3. Party B shall, within days from the date of termination of this contract, return all articles provided by Party A for the performance of this contract, including documents and their copies or any other copies.

Article XV：Contract Rescission

1. If Party B has any of the following behaviors, Party A has the right to notify it in writing to make corrections, and Party B shall make corrections within 7 days after receiving the notice. If Party B fails to make corrections within the time limit, Party A has the right to notify Party B in writing to unilaterally terminate the contract, and the notice of termination of the contract will take effect when it reaches Party B:

(1) Cooperate to sell other products or services without authorization;

(2) A large number of complaints or criticism by major media due to management and service problems have seriously damaged the goodwill of Party A’s business system;

(3) Transfer this contract in whole or in part without the prior written consent of Party A;

(4) Infringe Party A’s trademark (trade name, logo), patent, copyright, trade secret (including but not limited to online customer information, etc.) and other intellectual property rights;

(5) Disclose Party A’s business secrets to a third party;

(6) Report false or misleading information to Party A;

(7) Participating in competition in violation of the provisions of non-competition;

(8) Violate the relevant policies of cooperative sellers formulated by Party A

(9) Party B delays in paying any payment under this contract, and still fails to correct after 30 days;

(10) Violate the relevant management policies and ethics of Shenzhen Chaxin Community Cultural and Creative Development Co., Ltd. on Party B;

(11) Other circumstances that Party A deems necessary to terminate the contract.

Article XVI：Default Clause

1. If Party B violates the terms of this agreement, and if such breach causes reputation or economic losses to Party A, Party A has the right to require Party B to bear corresponding civil liabilities and compensate all losses suffered by Party A.

2. Party B’s liability for loss compensation includes but is not limited to direct or indirect, tangible, intangible property and non-property losses caused to Party A by its breach of contract;

3. The reasonable expenses paid by Party A for investigating Party B’s breach of contract, including but not limited to attorney’s fees, notarial fees, preservation fees, appraisal fees, litigation fees, travel expenses, etc., shall be included in the amount of compensation for losses.

4. If Party B violates the intellectual property clause in Article 11 of this contract, which constitutes a fundamental breach of contract, Party A may directly terminate the contract. Party B shall bear a penalty of 1 million yuan, and shall also compensate Party A for all direct and indirect losses.

5. If Party B’s breach of contract infringes Party A’s right to confidential information, Party A may choose to require Party B to assume the liability for breach of contract and compensation according to this agreement, or require Party B to assume the liability for infringement according to relevant national laws and regulations;

Article XVII：Representations and Warranties

(1) Party A:

1. Party A is a legally established and legally existing enterprise, and has the right to sign and be able to perform this contract.

2. All formalities necessary for Party A to sign and perform this contract have been completed and are legal and valid.

3. At the time of signing this contract, no court, arbitration institution, administrative organ or regulatory agency has made any judgment, ruling, award or specific administrative action that is sufficient to have a significant adverse impact on Party A’s performance of this contract.

4. All internal authorization procedures required by Party A to sign this contract have been completed. The signatory of this contract is Party A’s legal representative or authorized representative. This contract shall be legally binding on both parties after it comes into force.

(2) Party B:

1. Party B is a legally established and legally existing enterprise, and has the right to sign and be able to perform this contract.

2. All formalities necessary for Party B to sign and perform this contract have been completed and are legal and valid.

3. At the time of signing this contract, no court, arbitration institution, administrative organ or regulatory agency has made any judgment, ruling, award or specific administrative action that is sufficient to have a significant adverse impact on Party B’s performance of this contract.

4. All internal authorization procedures required by Party B to sign this contract have been completed. The signatory of this contract is Party B’s legal representative or authorized representative. This contract shall be legally binding on both parties after it comes into force.

Article XVIII：Confidentiality

Party B guarantees to keep confidential the documents and materials (including business secrets, company plans, operation activities, financial information, technical information, business information, product information, etc. and other business secrets) that are known to Party A during the discussion, signing and execution of this contract and cannot be obtained from public channels. Without the consent of Party A who originally provided the data and documents, Party B shall not disclose all or part of the contents of the trade secret to any third party. Unless otherwise stipulated by laws and regulations or agreed by both parties. The confidentiality period of Party B is permanent.

Article XIX: Notification

1. All notices required to be sent by one party to the other party according to this contract, as well as the document exchanges between both parties and the notices and requirements related to this contract, must be delivered in written form (express, e-mail, SMS, WeChat, face-to-face delivery, etc.). If the above methods cannot be delivered, the method of public announcement can be adopted.

2. The mailing addresses of each party are as follows:

Party A: Qilun Culture (Shenzhen) Group Co., Ltd

Designated Contact Person：Xuzhen Zhang

Mailing Address：2201, Modern International Building, 3038 Jintian Road, Gangxia Community, Futian Street, Futian District, Shenzhen

Postal Code：518000

Phone：13534130793

Email：450177944@qq.com

Wechat Number：13534130793

Party B: Shenzhen Yuanheng Culture and Art Creative Co., Ltd

Designated Contact Person：Jingxia Yang

Mailing Address：1905, West Block, Pengrunda Commercial Plaza, No. 3368, Houhaibin Road, Haizhu Community, Yuehai Street, Nanshan District, Shenzhen

Postal Code：518000

Phone：18826514411

Email：N/A

Wechat Number：18826514411

3. If a party changes its notice or mailing address, it shall notify the other party in writing within 5 days from the date of change; Otherwise, the non-notified party shall bear the relevant responsibilities arising therefrom.

Article XX：Settlement of Disputes

1. This Contract shall be governed by and interpreted in accordance with the laws of the People’s Republic of China.

2. Any dispute arising from or in connection with the performance of this Contract shall be settled by both parties through friendly negotiation. If the negotiation fails to resolve the dispute, the following (2) method shall be adopted to resolve the dispute:

(1） Submit to Shenzhen International Arbitration Court for arbitration;

(2） Bring a lawsuit to the people’s court with jurisdiction in the place where Party A is domiciled.

Article XXI：Force Majeure

1. If any party to the Contract fails to perform all or part of its obligations under the Contract due to the force majeure event, the performance of such obligations shall be suspended during the period when the force majeure event hinders its performance.

2. The party claiming to be affected by the force majeure event shall notify the other party of the occurrence of the force majeure event in writing as soon as possible, and provide the other party with appropriate evidence of the force majeure event and its duration and written information about the inability to perform or the need to extend the performance of the contract within 3 days after the occurrence of the force majeure event. The party claiming that the force majeure event causes its performance of this contract to be objectively impossible or impractical has the responsibility to make all reasonable efforts to eliminate or mitigate the impact of such force majeure event.

3. In case of force majeure, both parties shall immediately decide how to implement this contract through friendly negotiation. After the force majeure event or its impact is terminated or eliminated, both parties shall immediately resume the performance of their respective obligations under the Contract. If the force majeure and its influence cannot be terminated or eliminated, which causes either party of the contract to lose the ability to continue to perform the contract, both parties can negotiate to terminate the contract or temporarily delay the performance of the contract, and the party suffering from the force majeure shall not be liable for this. If force majeure occurs after the parties delay in performance, they shall not be exempted from liability.

4. The “force majeure” mentioned in this contract refers to any event that is beyond the reasonable control of the affected party, can not be predicted, or even can be predicted, is inevitable and can not be overcome, and occurs after the date of signing this contract, making the performance of all or part of this contract by that party objectively impossible or impractical. Such events include but are not limited to natural disasters such as floods, fires, droughts, typhoons, earthquakes, and social events such as war (whether war has been declared or not), unrest, strikes, government actions or legal provisions.

Article XXII：Interpretation of the Contract

Matters not covered in this contract or the contents of the terms are not clear. According to the principles of this contract, the purpose of the contract, the trading habits and the contents of the related terms, this contract shall be reasonably interpreted according to the understanding of Party A. This interpretation shall be binding unless it conflicts with the law or this contract. Party A reserves the right of final interpretation of this contract.

Article XXIII：Supplement and Appendix

Matters not covered in this contract shall be implemented in accordance with relevant laws and regulations. If there are no provisions in laws and regulations, both parties can reach a written supplementary contract. The appendices and supplementary contracts of this contract are integral parts of this contract and have the same legal effect as this contract.

Article XXIV：Effectiveness of Contract

1. This contract shall come into force from the date when both parties or their legal representatives or their authorized representatives sign and affix the official seal or special seal for contract.

2. The original of this contract is in triplicate, with Party A holding two copies and Party B holding one copy, with the same legal effect.

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Party A (Stamp)：

Legal Representative/Principal (Signature):

Party B (Stamp)：

Legal Representative/Principal (Signature):